SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 12, 2013, Biozone Pharmaceuticals, Inc. (the “Company”) sold an aggregate of 2,000,000 units (the “Units”) with gross proceeds to the Company of $500,000 to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”).  On April 18, 2013, the Company sold an additional 1,200,000 Units to certain additional Investors with gross proceeds to the Company of $300,000.

Each Unit was sold for a purchase price of $0.25 per Unit and consisted of: (i) one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) a five-year warrant (the “Warrants”) to purchase fifty (50%) percent of the number of shares of Common Stock purchased at an exercise price of $0.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.

The Warrants may be exercised on a cashless basis if at any time there is no effective registration statement covering the resale of the shares of Common Stock underlying the Warrants. The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

The Company paid placement agent fees of $26,500 in cash to a broker-dealer in connection with the sale of the Units.  Additionally, the Company issued to the broker-dealer, in connection with the sale of the Units, a warrant to purchase up to 16,000 shares of Common Stock with substantially the same terms as the Warrants issued to the Investors.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement and the Warrant, which are filed as Exhibits 10.1 and 10.2, respectively, and hereby incorporated by reference.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: April 18, 2013	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer